Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Strategic Series and its series, John Hancock Strategic Income Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on the proposals listed below:

Proposal 1:  Election of eleven Trustees as members of the Board of Trustees of John Hancock Strategic Series.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1.  Election of eleven Trustees as members of the Board of Trustees of each of the Trusts
(all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	107,116,488.0216	60.842%	95.429%
Withhold	5,130,831.0194	2.914%	4.571%
TOTAL	112,247,319.0410	63.756%	100.000%
John G. Vrysen
Affirmative	107,045,013.2048	60.801%	95.365%
Withhold	5,202,305.8362	2.955%	4.635%
TOTAL	112,247,319.0410	63.756%	100.000%
James F. Carlin
Affirmative	106,975,598.8637	60.762%	95.303%
Withhold	5,271,720.1773	2.994%	4.697%
TOTAL	112,247,319.0410	63.756%	100.000%
William H. Cunningham
Affirmative	107,069,532.0861	60.815%	95.387%
Withhold	5,177,786.9549	2.941%	4.613%
TOTAL	112,247,319.0410	63.756%	100.000%
Deborah Jackson
Affirmative	107,065,325.1922	60.813%	95.383%
Withhold	5,181,993.8488	2.943%	4.617%
TOTAL	112,247,319.0410	63.756%	100.000%
Charles L. Ladner
Affirmative	107,052,165.5240	60.805%	95.372%
Withhold	5,195,153.5170	2.951%	4.628%
TOTAL	112,247,319.0410	63.756%	100.000%
Stanley Martin
Affirmative	107,131,282.2457	60.850%	95.442%
Withhold	5,116,036.7953	2.906%	4.558%
TOTAL	112,247,319.0410	63.756%	100.000%
Patti McGill Peterson
Affirmative	107,065,895.6461	60.813%	95.384%
Withhold	5,181,423.3949	2.943%	4.616%
TOTAL	112,247,319.0410	63.756%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
John A. Moore
Affirmative	107,055,550.6181	60.807%	95.375%
Withhold	5,191,768.4229	2.949%	4.625%
TOTAL	112,247,319.0410	63.756%	100.000%
Steven R. Pruchansky
Affirmative	106,985,744.6343	60.767%	95.313%
Withhold	5,261,574.4067	2.989%	4.687%
TOTAL	112,247,319.0410	63.756%	100.000%
Gregory A. Russo
Affirmative	107,072,942.0358	60.817%	95.390%
Withhold	5,174,377.0052	2.939%	4.610%
TOTAL	112,247,319.0410	63.756%	100.000%

Proposal 6:  To revise merger approval requirements for John Hancock Strategic Series

PROPOSAL 6 PASSED ON APRIL 16, 2009.

6.  Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	81,228,753.6652	46.137%	72.366%
Against	3,648,915.1965	2.073%	3.251%
Abstain	5,375,379.1793	3.053%	4.789%
Broker Non-Votes	21,994,271.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Strategic Series and its series, John Hancock Strategic Income Fund, held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on the proposals listed below:

Proposal 2:  To approve a new form of Advisory Agreement between John Hancock Strategic Series and John Hancock Advisers, LLC.

PROPOSAL 2 PASSED ON MAY 5, 2009.

2.  Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

Affirmative	82,174,310.4029	46.675%	73.209%
Against	2,928,303.4634	1.663%	2.609%
Abstain	5,150,430.1747	2.925%	4.588%
Broker Non-Votes	21,994,275.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%

Proposal 3:  To approve the following changes to fundamental investment restrictions:

3.  Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

PROPOSALS 3A-3F AND 3L PASSED ON MAY 5, 2009.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
3A. Revise: Concentration
Affirmative	81,160,263.0723	46.098%	72.305%
Against	3,384,017.4268	1.922%	3.015%
Abstain	5,708,766.5419	3.243%	5.086%
Broker Non-Votes	21,994,272.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%
3B. Revise: Diversification
Affirmative	81,645,781.2370	46.374%	72.738%
Against	3,150,920.5578	1.790%	2.807%
Abstain	5,456,345.2462	3.099%	4.861%
Broker Non-Votes	21,994,272.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%
3C. Revise: Underwriting
Affirmative	81,270,997.6903	46.161%	72.404%
Against	3,219,210.1556	1.829%	2.868%
Abstain	5,762,839.1951	3.273%	5.134%
Broker Non-Votes	21,994,272.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%
3D. Revise: Real Estate
Affirmative	81,180,247.4274	46.110%	72.323%
Against	3,332,580.5107	1.893%	2.969%
Abstain	5,740,220.1029	3.260%	5.114%
Broker Non-Votes	21,994,271.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%
3E. Revise: Loans
Affirmative	80,822,577.3897	45.906%	72.004%
Against	3,422,047.5137	1.944%	3.049%
Abstain	6,006,420.1376	3.412%	5.351%
Broker Non-Votes	21,996,274.0000	12.494%	19.596%
TOTAL	112,247,319.0410	63.756%	100.000%
3F. Revise: Senior Securities
Affirmative	81,288,739.9692	46.171%	72.420%
Against	3,113,564.0129	1.769%	2.774%
Abstain	5,850,743.0589	3.323%	5.212%
Broker Non-Votes	21,994,272.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
3L. Eliminate: Pledging Assets
Affirmative	80,642,674.5623	45.804%	71.844%
Against	3,548,424.0636	2.016%	3.161%
Abstain	6,061,951.4151	3.443%	5.401%
Broker Non-Votes	21,994,269.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%

Proposal 4:  To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 PASSED FOR ALL CLASSES OF SHARES EXCEPT FOR CLASS R1 ON MAY 5, 2009.  (There was no Quorum for Class R1).

Class A

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	57,222,015.3092	48.687%	72.349%
Against	3,059,510.1297	2.603%	3.868%
Abstain	4,215,852.9301	3.587%	5.330%
Broker Non-Votes	14,594,754.0000	12.418%	18.453%
TOTAL	79,092,132.3690	67.295%	100.000%

Class B

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	10,808,460.2779	43.868%	70.415%
Against	551,019.7975	2.236%	3.590%
Abstain	798,770.1536	3.242%	5.204%
Broker Non-Votes	3,191,308.0000	12.953%	20.791%
TOTAL	15,349,558.2290	62.299%	100.000%

Class C

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	11,025,952.9919	37.160%	67.340%
Against	564,261.1110	1.902%	3.446%
Abstain	851,598.4301	2.870%	5.201%
Broker Non-Votes	3,931,701.0000	13.251%	24.013%
TOTAL	16,373,513.5330	55.183%	100.000%

Class R1

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	94,897.7210	12.266%	37.407%
Against	136,741.0000	17.673%	53.900%
Abstain	21,334.0000	2.757%	8.409%
Broker Non-Votes	721.0000	.093%	.284%
TOTAL	253,693.7210	32.789%	100.000%

Proposal 5:  To adopt a manager of manager structure.

PROPOSAL 5 PASSED ON MAY 5, 2009.

5.  Proposal adopting a manager of manager structure.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	80,313,216.5994	45.617%	71.551%
Against	4,393,684.9583	2.496%	3.914%
Abstain	5,546,147.4833	3.150%	4.941%
Broker Non-Votes	21,994,270.0000	12.493%	19.594%
TOTAL	112,247,319.0410	63.756%	100.000%